UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2017

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on Forms 8-K filed on November 22, 2016 and January 25, 2017, PhotoMedex, Inc. (the “Company”) (NASDAQCM and TASE: PHMD) received written notification (the “Notice”) on November 18, 2016 from The NASDAQ Stock Market LLC (“NASDAQ”) that the Company’s stockholder equity reported on its Form 10-Q for the period ended September 30, 2016 had fallen below the minimum requirement of $2.5 million, and that the Company was therefore not in compliance with the requirements for continued listing on the NASDAQ Capital Market under NASDAQ Marketplace Rule 5550(b)(1). The Notice provided the Company with a period of 45 calendar days, or until January 2, 2017, to submit a plan to regain compliance with the listing rules; that plan was filed with NASDAQ on January 10, 2017 under a one-week extension due to the holiday period. As a result of that filing, NASDAQ had granted the Company an extension of time to comply with the Rule until March 10, 2017.

On March 15, 2017, NASDAQ granted the Company a further extension until March 31, 2017 to comply with the Rule, with the possibility of a further extension until May 17, 2017 under certain conditions. Management is assessing the likelihood that the conditions for the additional extension to May 17, 2017 can be met, and will update this report when that assessment is completed.

If the Company fails to evidence compliance with the Rule under the extension, the Company may be subject to delisting. In the event the Company does not satisfy these terms of the extension, NASDAQ will provide written notification to the Company that its securities will be delisted. At that time, the Company may appeal the delisting notice to a Listing Qualifications Panel.

Forward-Looking Statements

This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: March 21, 2017	By: /s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer